EXHIBIT 99.1

 Roth ConferenceMarch 10, 2015  www.aspen.edu  ASPEN GROUP, INC.

 SAFE HARBOR STATEMENT  *  Certain statements in this presentation and responses to various questions include forward-looking statements including statements regarding our opportunities and expectations from the nursing education sector, future liquidity, stock exchange listing, and our strategic plans and projections. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include competition, ineffective media and/or marketing, changes in the nursing industry which make having a degree less attractive, failure to maintain growth in degree seeking students, and failure to generate sufficient revenue. Further information on our risk factors is contained in our filings with the SEC, including the 10-K dated July 29, 2014. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

 THE OPPORTUNITY  *  The for-profit education business model is broken; industry is ripe for change $1.3 Trillion Student Debt BubbleTuition rates have increased by 500%+ since 1980’sThis is an enormous business$23 Billion for-profit education sectorOnly 39% of adults hold a college degree*Nursing expected to be a critical growth driver in post-secondary education sector over next decade  *Lumina Foundation, June 2013

 ASPEN UNIVERSITY HAS BUILT A NEW BUSINESS MODEL  *  Aspen University offers world class online education at half the cost of its competitors; committed to cash-based, pay-as-you-go educationAnnounced the ‘debtless’ education vision; “Let’s Change Higher Education Forever” Aspen University passes on cost savings to students in the form of Monthly Payment Plans Students can pay $325/month for a Master’s degree = $11,700 (36 monthly payments)Students can pay $250/month for a Bachelor’s Degree = $15,000 (60 monthly payments)Aspen’s primary focus is on expanding its Nursing school

 THE NURSING DILEMNA  *  Critical Nursing shortage projected next decade (260,000 RN shortage by 2025)Demand for RNs expected to grow next decade as baby boomers reach their 60’s and beyond More than 1 million RNs will reach retirement age within next 10-15 years (average age of RNs is 47 years old); 525,000 replacement Nurses expected, bringing the job openings growth to 1.05mm by 2022Nursing expected to be among fastest growing occupation in U.S. through 2022 --RN workforce expected to grow from 2.71mm RNs in 2012 to 3.24mm in 2022 (19%)U.S. Nursing schools turned away 79,659 qualified applicants from Baccalaureate and Graduate programs in 2012 due to insufficient number of Faculty and classroom sites**American Association of Colleges of Nursing Report

 NURSING: TOTAL AVAILABLE MARKET TO 2022  *  ONLY 55% OF RNs HAVE A BACHELOR OF SCIENCE IN NURSING (BSN) DEGREE OR HIGHER1.75mm RNs is the total targetable market size to 2022 (3.24mm workforce, minus 1.49mm of RNs that currently have BSN or higher degree) $9,750* x 1,750,000 = $17 Billion Opportunity*Aspen’s BSN program tuition

 ASPEN’S PROGRESS IN NURSING  *  Aspen’s CCNE Accredited Master of Science in Nursing (MSN) program has grown to 1,012 students since marketing began in 2012  We’re already ~40% of the size of DeVry’s Chamberlain School of Nursing MSN program

 ASPEN’S PROGRESS IN NURSING  *  Aspen announced CCNE accreditation for Bachelor of Science in Nursing (RN to BSN) program on November 10In current quarter, new student enrollments are pacing to be up 81% y/o/y -- 2 of 5 new students enrollments per day are BSN!Aspen offering RNs the ability to pay their BSN tuition at $250/month over 39 monthsAt the current pace of BSN new student enrollments, Aspen estimates over 50% or the majority of its degree-seeking student body will be enrolled in the School of Nursing by early-2016

HOW ASPEN OFFERS LOW TUITION WHILE ACHIEVING HIGH MARGINS

- **Best-in-class customer acquisition**
  - Management's expertise in Internet marketing and lead generation led to vertically-integrating marketing
    - Do not utilize third-party lead gen firms
    - All Aspen branded ads
    - Average customer acquisition costs <$750 is 1/6th the cost of competitors (~$4,000 - $5,000)
    - Can continue to scale at low customer acquisition costs

- **Completely variable teaching costs**
  - $160 per student course completion
  - High-quality faculty – 61% hold Doctorate

8

UNIT ECONOMICS AMONG BEST IN SECTOR

- **Low customer acquisition costs and variable teaching costs create highly attractive unit economics – projecting 70%+ Adjusted Gross Margins at scale**
  - Average course completions per student enrollment is 8 = $6,000 revenue (average $750 tuition/course today and rising), earned over 3 years
  - Customer acquisition cost < $750
  - Teaching cost < $1,300
  - Gross Profit/Student > $3,950

9

 INNOVATIVE BUSINESS MODEL NOW PROVEN, TIME TO SCALE  *  Financial Forecast 2015 – 2020 10/31/14 Q4’FY 2017* Q4’FY 2020* (Q2’FY’15) (Target) (Target)Annual Revenue $5mm $15mm $100mmGross Margin 56% 64% 70%Adjusted EBITDA -19% 15% 30% (Loss) *Fiscal Year Ending April 30

PROVEN MANAGEMENT TEAM

Experienced team can deliver sustainable growth and strong results while maintaining high quality



CEO: Michael Mathews

- Built revenues from run rate of $6 Million in 2007 to $100+ Million in 2010 as CEO of Interclick (NASDAQ: ICLK)
- In 2011, Interclick sold to Yahoo for $270 Million
- Held officer/senior exec positions at two other public companies (ACOM, CKSG)
- Extensive knowledge of internet marketing industry

CAO: Cheri St. Arnauld

- Former Provost/CAO of Grand Canyon University (NASDAQ:LOPE)

CFO: Janet Gill

- Former CFO of Athena Schools, Asst. Controller of NYNEX Corporation

COO: Gerard Wendolowski

- Former VP, Marketing of Atrinsic (Digital Marketing firm)

11

EQUITY SNAPSHOT  *

 QUESTIONS & ANSWERS  ASPEN GROUP, INC.